EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemical Financial Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein in the registration statement.

/s/ KPMG LLP

Detroit, Michigan
May 10, 2017